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                                                                 EXHIBIT 10.51.1



                              SERVICING AGREEMENT

This agreement for the servicing of Loans ("Servicing Agreement") is made and dated as of August 26, 1993, between FIRST COLLATERAL SERVICES, INC. ("Purchaser") and SUTTER MORTGAGE CORPORATION ("Originator"). All capitalized terms used in this Servicing Agreement not defined herein shall have the meaning given to such term in the Master Mortgage Loan Purchasing Agreement and related Loan Purchasing Documents entered into between the parties on the August 26, 1993.

1.   Option to Amend. Purchaser shall have the option at any time and from time
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to time in its sole discretion to modify the terms of this Servicing Agreement to facilitate the sale of the Loans into the secondary market and any such modification shall be effective from the time of written notice to Originator.

2.   Representations and Warranties
     ------------------------------

     (a) Originator represents and warrants to, and covenants with Purchaser, that as of the Closing Date of each Loan:

          (1) Originator is duly organized, validly existing and in good standing under the laws of CALIFORNIA and is qualified to transact business in and is in good standing under the laws of each state where mortgaged property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon Originator by any state having jurisdiction and in any event, Originator is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Loan and the servicing of the Loans in accordance with the terms of this Servicing Agreement;

          (2) Originator has the full power and authority to originate, to hold each Loan, to sell each Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Servicing Agreement. Originator has duly authorized the execution, delivery and performance of this Servicing Agreement, has duly executed and delivered this Servicing Agreement, and this Servicing Agreement constitutes a legal, valid and binding obligation of Originator, enforceable against it in accordance with its terms;

          (3) Neither the execution and delivery of this Servicing Agreement, the acquisition or origination of the Loans by Originator, the consummation of the transactions contemplated hereby, nor the fulfilment of or compliance with the terms and conditions of this Servicing Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Originator's charter or by-laws or any legal restriction or any agreement or instrument to which the Originator is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Originator or its property is subject;

          (4) Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Servicing Agreement;

It is understood and agreed that the representations and warranties set forth in this Servicing Agreement shall survive the sale of the Loans and delivery of the Loans to Purchaser. Upon discovery by either Originator or Purchaser of breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Loans or the interest of Purchaser (or which materially and adversely affects the interests of Purchaser in the related Loan in the case of a representation and warranty relating to a particular Loan), the party discovering such breach shall give prompt written notice to the other.

Originator shall indemnify Purchaser and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Originator's representations and warranties contained in this Servicing Agreement.

3.   Administration and Servicing of Loans in Warehouse
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     (a)  Originator To Act as Servicer. Originator shall service and administer
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the Loans and shall have power and authority to do any and all things in connection with such servicing and administration which Originator

                                       1
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may deem necessary or desirable and consistent with the terms of this Servicing
Agreement and the Master Mortgage Loan Purchasing Agreement excepting the following:

               (1) Originator may not waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the Mortgagor without the prior consent of Purchaser.

               (2) Originator may not permit any modification with respect to any Loan that would increase or decrease the Mortgage Interest Rate, defer or forgive the payment of any principal or interest, reduce the outstanding principal amount (except for actual payments of principal), or extend the final maturity date of such Loan.

Without limiting the generality of the above, Originator shall continue, and is hereby authorized and empowered in accordance with this Servicing Agreement, to execute and deliver on behalf of Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loan and with respect to the Mortgaged Property. If reasonably required by Originator, Purchaser shall furnish Originator with any powers of attorney and other documents necessary or appropriate to enable Originator to carry out its servicing and administrative duties under this Servicing Agreement.

In servicing and administering the Loans, Originator shall employ procedures (including the collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering Loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on Originator.

The Loans may not be sub-serviced on behalf of Originator without written permission from the Purchaser.

          (b)  Liquidation of Loans. In the event that any payment due under any
               --------------------
Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under any Loan and such failure continues beyond any applicable grace period, Originator shall take such action as it shall deem to be in the best interest of Purchaser. In the event that any payment due under any Loan remains delinquent for a period of 60 days or more, Originator shall commence foreclosure proceedings after written notification to Purchaser:

          (c)  Collection of Loan Payments. Continuously from the date hereof
               ---------------------------
until the principal and interest on all Loans are paid in full, Originator will proceed diligently to collect all payments due under each Loan when the same shall become due and payable and will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          (d)  Establishment of Trust Accounts. Originator shall segregate and
               --------------------------------
hold all funds collected and received pursuant to each Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Trust Accounts. Such Trust Accounts shall be established with a commercial bank, a mutual savings and loan or a savings and loan association whose accounts are insured by FDIC and are acceptable under the requirements of FNMA. Originator shall cause to be deposited in the Trust Accounts on a daily basis, and retain therein:

               (1)   all scheduled payments due,

               (2) the portion of all Monthly Payments which represent interest on the Loans,

               (3)   all proceeds from a Cash Liquidation,

               (4) all proceeds received by the Originator under any title, hazard or other insurance policy, and

               (5) all awards or settlements in respect of condemnation proceedings affecting the Mortgaged Property which are not released to the Mortgagor in accordance with Originator's normal servicing procedures.

The foregoing requirements for deposit in the Trust Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted, need not be deposited by Originator into the Trust Accounts.

                                      2.
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     (e)  Permitted withdrawals from the Trust Accounts. Originator may, from
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time to time, withdraw funds from the Trust Accounts as specified in the Master
Mortgage Loan Purchasing Agreement.


     (f)  Establishment of Escrow Accounts: Deposits in Escrow Accounts.
          -------------------------------------------------------------
Originator shall segregate and hold all funds collected and received pursuant to each Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in trust one or more Escrow Accounts, in the form of segregated time deposit or demand accounts. The Escrow Accounts shall be established with a commercial bank, a mutual savings and loan or a savings and loan association whose accounts are insured by FDIC and are acceptable under the requirements of FNMA.

          Originator shall deposit, or cause to be deposited, in the Escrow Account on a daily basis, and retain therein:

          (1) all Escrow payments collected on account of such Loans for the purpose of effecting timely payment of any such items as required under the terms of this Servicing Agreement,

          (2) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any such Mortgaged Property. Originator shall make withdrawals therefrom only to effect such payments as are required under this Servicing Agreement, and for such other purposes as shall be set forth. Originator shall pay, to the extent required by law, interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

     (g)  Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow
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Account may be made by Originator to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage.

     (h)  Payment of Taxes, Insurance and other Charges. With respect to each
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Loan, Originator shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by Originator in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, Originator shall determine that any such payments are made by the Mortgagor at the time they first become due. Originator assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

     (i)  Maintenance of Hazard Insurance. Originator shall cause to be
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maintained for each Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to at least 100 percent of the maximum insurable value of the improvements securing such Loan or the principal balance owing on such Loan, whichever is the greater. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Originator will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Protection Act which funds are to be deposited in the Escrow Account. If on the Mortgaged Property has been identified by geological survey or indicated on the appraisal of the Mortgaged Property as being located in a high earthquake area Originator will cause to be maintained special earthquake insurance riders to the hazard policy. All such policies shall be endorsed with standard mortgage language naming Purchaser as mortgagee. Originator shall not interfere with the Mortgagor's, freedom of choice in selecting either his insurance carrier or agent, provided, however, that Originator shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B+ or better in Bests Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

     (j)  Fidelity Bond and Mortgage Impairment. Originator shall maintain, at
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its own expense, a blanket fidelity bond, mortgage impairment and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to a Loan who handle funds, money, documents and papers relating to a Loan. Any such fidelity bond and errors and omissions

                                      3.
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insurance shall protect and insure Originator and Purchaser against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of Originator and of any such persons. No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve Originator from its duties and obligations as set forth in this Servicing Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in
Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers' and Servicers' Guide, or by FHLMC in Section 6.402 or 6.403 of the FHLMC Sellers' and Servicers' Guide. Upon request of Purchaser, Originator shall cause to be delivered to Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to Purchaser.

     (k)  Notification of Adjustments.  Originator shall make interest rate
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adjustments and payment amount adjustments for each Loan in compliance with the requirements of the Mortgage and the Mortgage Note and applicable law on each Adjustment Date which reflects the movement of the Indices. Originator shall execute and deliver the notices required by the Mortgage and Mortgage Note and applicable law regarding interest rate and payment amount adjustments. In the event the relevant Loan is in default, the notice shall reserve all rights and remedies available to Purchaser. Originator shall also provide timely notification to Purchaser of all applicable data and information regarding such interest rate adjustments and methods of implementation of such interest rate adjustments.

     (l)  Waiver of Defaults.  Purchaser may waive any default by Originator in
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the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     (m)  Termination.  The respective obligations and responsibilities of
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Originator shall terminate upon written notification by Purchaser in its sole discretion.

     (n)  No Hypothecation.  Originator may not sell, assign or transfer in any
          ----------------
way its right to receive a portion of the Servicing Fee as provided in this Section without the prior written consent of Purchaser, except under a Qualified Takeout Commitment.

     (o)  Successor to Originator.  Upon the termination of Originator's
          -----------------------
responsibilities and duties under this Servicing Agreement pursuant to any Article or Section, Purchaser shall:

          (1) succeed to and assume all of Originator's responsibilities, rights, duties and obligations under this Servicing Agreement, or

          (2) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Originator under this Servicing Agreement. In the event that Originator's duties, responsibilities and liabilities under this Servicing Agreement should be terminated pursuant to the aforementioned Article or Sections, Originator shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Servicing Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The removal of Originator pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve Originator of the representations and warranties made pursuant to Article III and the remedies available to Purchaser thereunder, it being understood and agreed that the provisions of such Article III shall be applicable to Originator notwithstanding any such resignation or termination of Originator, or the termination of this Servicing Agreement.

Any termination or resignation of Originator or this Servicing Agreement shall not affect any claims that Purchaser may have against Originator arising prior to any such termination or resignation. Originator shall deliver in a timely manner to the successor the funds in the Trust Account and the Escrow Account and any mortgage files and related documents and statements held by it hereunder and Originator shall account for all funds. Originator shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Originator.

     (p)  Resolution of Disputes by Reference.  The parties to this Agreement
          -----------------------------------
covenant and agree that any dispute, whether in tort or contract or of any other nature, arising out of or related to the Loan Documents, this

                                      4.

Agreement, or their interpretation, application or performance, or out of the relationship between the parties shall be determined by a reference pursuant to California Code of Civil Procedure (S)638(1). The reference shall be a general reference of all issues of fact and law and the person appointed shall have the power to enter all interlocutory and final orders (including orders to deliver possession of collateral or funds) and to decide all issues of law and fact without a jury. Until a referee has been appointed and has accepted the reference the Superior Court shall have jurisdiction to appoint receivers, issue writs and grant any other interim relief which may be necessary or proper. The referee shall be a retired California Superior Court Judge selected by agreement of the parties or if they fail to agree by the Superior Court of the State of California, Contra Costa County upon application of either party with 24 hours notice in writing or by telefax to the other party. Discovery shall be allowed according to California Code of Civil Procedure (S)(S)20l6, et seq. Each party shall pay one half of the fees of the referee so appointed, of the court reporter, and of the rental of hearing room daily in advance. The party prevailing shall recover its entire costs and attorney's fees. If neither party prevails in full, the person appointed referee shall allocate the costs and attorney's fees of the parties in accordance with his sound discretion. The parties agree that the proceedings will be conducted in Contra Costa County, California, USA and waive any objections to jurisdiction and venue. The action may not be removed to the United States District Court. An appeal from the orders or judgments entered by the person appointed shall lie to the California Court of Appeal, as specified in Code of Civil Procedure (S)645.

     (q)  Agent for Service of Process. Originator shall irrevocably appoint CT
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Corporation System of 818 W. Seventh Street, Los Angeles, CA 90017 (or its
successor or assignee) as its agent for service of process to receive service of all process, including without limitation thereto summons, complaints, writs, injunctions, motions and orders, in connection with any dispute arising under the Loan Documents or this Agreement, or out of the relationship between the parties. Originator shall bear the cost of such appointment and shall not rescind same while the Loan Documents or this Agreement are in force and effect or any Obligations remain unpaid. This Agreement, and the Loan Documents, are entered into by Purchaser in reliance upon such irrevocable appointment.

     (r)  Amendments. This Servicing Agreement may not be amended or in any
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manner modified by an oral agreement, whether or not such oral agreement is supported by a new consideration. The Servicing Agreement may not be amended or in any manner modified unless such amendment or modification is in writing and signed by Purchaser and the Originator. This Servicing Agreement, the Master Loan Purchasing Agreement and all related loan purchasing documents are for the sole benefit of Purchaser and Originator and may be amended, modified or cancelled at any time or from time to time without consultation or consent of any other entity.

     (s)  Recordation of Servicing Agreement. To the extent required by
          ----------------------------------
applicable law, this Servicing Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Originator at Originator's expense on direction from Purchaser accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affect the interests of Purchaser or is necessary for the administration or servicing of the Loans.

     (t)  Duration of Servicing Agreement. This Servicing Agreement shall
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continue in existence and effect until terminated as herein provided or upon termination of the Master Loan Purchasing Agreement.

     (u)  Governing Law. This Servicing Agreement shall be construed in
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accordance with the laws of the State of California, without giving effect to its choice of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     (v)  Notices. All notices given by either party to the other shall be in
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writing, delivered personally, by facsimile, or by depositing the same in the
United States mail, or overnight delivery, certified, with postage prepaid, addressed to the party at the address set forth in the Commitment Letter. Either party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein.

     (w)  Severability of Provisions. If any one or more of the covenants,
          --------------------------
agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

     (x)  No Partnership. Nothing herein contained shall be deemed or construed
          --------------
to create a co-partnership or joint venture between the parties hereto and the services of Originator shall be rendered as an independent contractor and not as agent for Purchaser.

                                      5.

     (y)  Servicing Fee. The Servicing Fee is fifteen basis points netted from
          -------------
the aggregate principal and interest, payable to Originator for the servicing of Eligible Loans as specified in the Master Loan Purchasing Agreement.

4.   Irrevocable Power of Attorney
     -----------------------------

     Originator grants to Purchaser an Irrevocable Power of Attorney in form attached hereto as Exhibit A. Such Power of Attorney shall be irrevocable and the execution of such Irrevocable Power of Attorney is an express condition of Purchaser's agreement to enter into this Servicing Agreement. The Irrevocable Power of Attorney shall grant to Purchaser the right and power in its absolute discretion to perform any act to be performed by Originator under this Servicing Agreement, but shall not require Purchaser to perform any act at all. Purchaser may exercise the power granted to it under the Irrevocable Power of Attorney whether or not this Servicing Agreement is terminated, and the exercise of such Irrevocable Power of Attorney shall not operate to terminate this Servicing Agreement or any Obligations of Originator hereunder, except in the absolute discretion of Purchaser expressed in writing. Originator shall indemnify and hold harmless Purchaser from all claims of any party, whether by Originator, its successors and assigns, or any third party, and any third party which acts in reliance upon this Irrevocable Power of Attorney.

IN WITNESS WHEREOF, SUTTER MORTGAGE CORPORATION and First Collateral Services, Inc. have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


               ORIGINATOR:         SUTTER MORTGAGE CORPORATION,
                                   a California corporation

                                   By:  /s/ Ronald Morck
                                       ------------------------------
                                       Ronald Morck
                                       President



               PURCHASER:          FIRST COLLATERAL SERVICES, INC.,
                                   a California corporation


                                   By: /s/ Michael D. McAuley for
                                       ------------------------------
                                       William G. Celeri
                                       Vice President


                                   By:  /s/ Lyndon C. Merkle
                                       ------------------------------
                                       Lyndon C. Merkle
                                       Senior Vice President & CFO

                                      6.